Exhibit (a)(5)(xxv)
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

iBASIS, INC.,

Plaintiff,

               v.

KONINKLIJKE KPN N.V., KPN B.V., CELTIC ICS INC., EELCO BLOK, JOOST FARWERCK, AD SCHEEPBOUWER, STAN MILLER, BAPTIEST COOPMANS, A.H.J. RISSEEUW, M. BISCHOFF, C.M. COLIJN-HOOIJMANS, D.I. JAGER, M.E. VAN LIER LELS, J.B.M. STREPPEL, R.J. ROUTS, D.J. HAANK, W.T.J. HAGEMAN, M.E. HOEKSTRA and M.N.A.J. VOGT,

Defendants.

KPN B.V. and KONINKLIJKE KPN N.V.,

Counterclaim-Plaintiffs,

               v.

iBASIS, INC., ROBERT H. BRUMLEY, CHARLES N. CORFIELD, OFER GNEEZY, W. FRANK KING and GORDON J. VANDERBRUG,

Counterclaim-Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 4774-VCS
STIPULATION AND ORDER OF DISMISSAL WITH PREJUDICE
     IT IS HEREBY STIPULATED AND AGREED by and among the parties, through their undersigned counsel, that the claims and counterclaims in the above-captioned action are hereby dismissed with prejudice pursuant to Court of Chancery Rule 41(a)(1)(ii), with each party to bear its own costs and attorneys’ fees.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	RICHARDS, LAYTON & FINGER P.A.

/s/ David J. Teklits David J. Teklits (#3221)	/s/ Raymond J. DiCamillo Thomas A. Beck (#2086)
Jay N. Moffitt (#4742)	Raymond J. DiCamillo (#3188)
Bradley D. Sorrels (#5233)	Margot F. Alicks (#5127)
1201 N. Market Street	920 North King Street
P.O. Box 1347	Wilmington, DE 19801
Wilmington, DE 19899-1347	(302) 651-7700
(302) 658-9200
Attorneys for Defendants and Counterclaim-Plaintiffs Koninklijke KPN N.V. and KPN B.V. and Defendants Celtic ICS Inc., Eelco Blok, Joost Farwerck, Ad Scheepbouwer, Stan Miller, Baptiest Coopmans, A.H.J. Risseeuw, M. Bischoff, C.M. Colijn-Hooijmans, D.I. Jager, M.E. Van Lier Lels, J.B.M. Streppel, R.J. Routs, D.J. Haank, W.T.J. Hageman, M.E. Hoekstra and M.N.A.J. Vogt
Attorneys for Plaintiff and Counterclaim-Defendant iBasis, Inc. and Counterclaim-Defendants Robert H. Brumley, Charles N. Corfield, Ofer Gneezy, W. Frank King and Gordon J. VanderBrug

OF COUNSEL:	OF COUNSEL:

CRAVATH, SWAINE & MOORE LLP	GIBSON, DUNN & CRUTCHER LLP
Julie A. North	Adam H. Offenhartz
Darin P. McAtee	David J. Kerstein
Worldwide Plaza	J. Ross Wallin
825 Eighth Avenue	200 Park Avenue
New York, NY 10019 (212) 474-1000	New York, New York 10166-0193 (212) 351-4000

SO ORDERED this _____ day of November, 2009.
Vice Chancellor